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                                                                    Exhibit 11.1

Caliper Life Sciences, Inc.
Subsidiaries as of December 31, 2003

ZYAC Holding Corporation, incorporated in Delaware (wholly owned subsidiary of Caliper Life Sciences, Inc.)
Zymark Corporation, incorporated in Delaware (wholly owned subsidiary of ZYAC Holding Corporation)
Zymark Europe N.V., incorporated in Belgium (subsidiary of Zymark Corporation) Zymark Benelux N.V., incorporated in Belgium (wholly owned subsidiary of Zymark Europe N.V.)
Zymark SA, incorporated in France (wholly owned subsidiary of Zymark
Corporation)
Zymark GmbH, incorporated in Germany (wholly owned subsidiary of Zymark Corporation)
Zymark Ltd., incorporated in United Kingdom (subsidiary of Zymark Corporation) Zymark Ltd., incorporated in Canada (wholly owned subsidiary of Zymark Corporation)
Zymark (Schweiz) AG, incorporated in Switzerland (wholly owned subsidiary of Zymark Corporation)
Scitec Consultants, Inc., incorporated in Delaware (wholly owned subsidiary of Zymark Schweiz AG)